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AIM REAL ESTATE FUND                                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

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
FOR PERIOD ENDING: 1/31/2010
FILE NUMBER :      811-05686
SERIES NO.:        11

72DD.                        1 Total income dividends for which record date passed during the period. (000's Omitted)

                               Class A                   $  7,724

                             2 Dividends for a second class of open-end company shares (000's
                               Omitted)

                               Class B                   $    318
                               Class C                   $    517
                               Class R                   $    605
                               Class Y                   $    181
                               Investor Class            $    386
                               Institutional Class       $  2,435

73A.                           Payments per share outstanding during the entire current period:
                               (form nnn.nnnn)

                             1 Dividends from net investment income

                               Class A                     0.1793

                             2 Dividends for a second class of open-end company shares
                               (form nnn.nnnn)

                               Class B                     0.1187
                               Class C                     0.1184
                               Class R                     0.1590
                               Class Y                     0.1197
                               Investor Class              0.1791
                               Institutional Class         0.2200

74U.                         1 Number of shares outstanding (000's Omitted)

                               Class A                     43,986

                             2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                               Class B                      2,560
                               Class C                      4,653
                               Class R                      4,203
                               Class Y                      1,446
                               Investor Class               2,145
                               Institutional Class         13,495

74V.                         1 Net asset value per share (to nearest cent)

                               Class A                   $  16.75

                             2 Net asset value per share of a second class of open-end company shares (to nearest cent)

                               Class B                   $  16.83
                               Class C                   $  16.78
                               Class R                   $  16.76
                               Class Y                   $  16.75
                               Investor Class            $  16.74
                               Institutional Class       $  16.76
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